FRP PROPERTIES, INC.
                155 East 21st Street, Jacksonville, Florida 32206
                           ---------------------------
                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS


To The Shareholders:

     The Annual Meeting of Shareholders of FRP Properties, Inc. will be held at 2 o'clock in the afternoon, local time, on Wednesday, February 3, 1999 at the general offices of the Company, 155 East 21st Street, Jacksonville, Florida 32206, for the following purposes, as more fully described in the attached proxy statement:

     (1)  To elect three directors to serve for a term of four years.

     (2) To transact such other business as may properly come before the meeting or any adjournments thereof.

     Shareholders of record at the close of business on December 7, 1998 are entitled to vote at said annual meeting or any adjournment or adjournments thereof.


                                       BY ORDER OF THE BOARD OF DIRECTORS



December 14, 1998                               John R. Mabbett III
                                                     Secretary



          TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE
                THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE
                ACCOMPANYING ENVELOPE. IF YOU ATTEND THE MEETING,
                 YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                              FRP PROPERTIES, INC.
                155 East 21st Street, Jacksonville, Florida 32206

                                 PROXY STATEMENT
                        ANNUAL MEETING - February 3, 1999


     The  attached  proxy  is  solicited  by  the  Board  of  Directors  of  FRP
Properties, Inc. (the "Company") for use at the annual meeting of the shareholders to be held on Wednesday, February 3, 1999 at 2 o'clock in the afternoon, local time, and any adjournments thereof, at the principal offices of the Company, 155 East 21st Street, Jacksonville, Florida 32206. The proxy is revocable by written notice to the Secretary of the Company at any time before its exercise.

     Shares represented by properly executed and returned proxies will be voted at the meeting in accordance with the shareholders' directions or, if no directions are indicated, will be voted in favor of the election of the nominees proposed in this proxy statement and, if any other matters properly come before the meeting, in accordance with the best judgment of the persons designated as proxies.

     This proxy statement and the accompanying proxy are being distributed to shareholders on or about December 14, 1998.


                                VOTING PROCEDURES

     The holders of record of common stock at the close of business on December 7, 1998, may vote at the meeting. On such date there were outstanding 3,463,225 shares of common stock of the Company. Under the Company's Articles of Incorporation and Bylaws each share of common stock is entitled to one vote. Under the Company's Bylaws, the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum for the transaction of business at the meeting.

     Under the Florida Business Corporation Act, directors are elected by a plurality of the votes cast and other matters are approved if affirmative votes cast by the holders of the shares represented at the meeting and entitled to vote on the subject matter exceed the votes opposing the action, unless a greater number of affirmative votes is required by this act or the Company's Articles of Incorporation. Abstentions and broker non- votes will have no effect on the vote for election of directors and most routine matters. A broker non-vote generally occurs when a broker who holds shares in street name for a customer does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter.

     1. ELECTION OF DIRECTORS

     Under the Company's Articles of Incorporation, the Board of Directors is divided into four classes. One class of directors is elected at each annual meeting of shareholders for a four-year term of office or until their successors are elected and qualified. The three below-named directors are nominated to be elected by the shareholders to hold office until the 2003 annual meeting. The enclosed proxy will be voted for the election of the persons named as directors of the Company unless otherwise indicated by the shareholders. If any of the nominees named should become unavailable for election for any presently unforeseen reason, the persons named in the proxy shall have the right to vote for a substitute as may be designated by the Board of Directors to replace such nominee, or the Board may reduce the number of directors accordingly.

     The following table sets forth information with respect to each nominee for election as a director and each director whose term of office continues after the 1999 annual meeting. Reference is made to the sections entitled "Common Stock Ownership of Certain Beneficial Owners" and "Common Stock Ownership by Directors and Officers" for information concerning stock ownership of the nominees and directors.




NAME AND PRINCIPAL                                              DIRECTOR           OTHER
    OCCUPATION                                       AGE         SINCE          DIRECTORSHIPS


                                   Class I - Nominees for Terms Expiring in 2003

Francis X. Knott                                     53         1989             Florida Rock
 Chief Executive                                                                  Industries, Inc.
 Officer of Partners
 Management Company


John R. Mabbett III                                  39         1993
 Vice President and
 Secretary of the Company;
 President of Florida
 Rock & Tank Lines, Inc.,
 a subsidiary of the Company

James H. Winston                                     65         1992             Stein Mart, Inc.
 President of LPMC of Jax,
 Inc. (an investment real
 estate firm); President
 of Omega Insurance Company


                                      - 2 -




Directors Continuing in Office After the 1999 Annual Meeting

                                         Class II - Terms Expiring in 2000

Ish Copley                                           65         1994
 President of SunBelt
 Transport, Inc., a
 subsidiary of the Company

John D. Baker II                                     50         1988              Florida Rock
 President and Chief                                                               Industries, Inc.
 Executive Officer                                                                Hughes Supply, Inc.
 of Florida Rock
 Industries, Inc.

Luke E. Fichthorn III                                57         1989              Florida Rock
 Partner in Twain Associates                                                       Industries, Inc.
 (a private investment                                                            Bairnco Corporation
 banking firm); Chairman
 of the Board and Chief
 Executive Officer
 of Bairnco Corporation
 (manufacturing)

Robert H. Paul III                                    64        1992
 Chairman of the Board,
 President and Chief
 Executive Officer of
 Southeast-Atlantic Beverage
 Corporation (manufacturing
 and distributing of soft
 drink products)

                                        Class III - Terms Expiring in 2001

John E. Anderson                                     53         1989
 President and Chief
 Executive Officer
 of the Company

David H. deVilliers, Jr.                             47         1993
 Vice President of the
 Company; President
 of FRP Development Corp.,
 a subsidiary of the Company

Albert D. Ernest, Jr.                                68         1989              Florida Rock
 President of Albert                                                               Industries, Inc.
 Ernest Enterprises,                                                              Stein Mart, Inc.
 an investment and                                                                Regency Realty
 consulting firm                                                                   Corporation
                                                                                  Wickes Lumber Company
                                                                                  Emerald Funds


                                                       - 3 -




                                         Class IV - Terms Expiring in 2002

Edward L. Baker                                      63         1988              Florida Rock
 Chairman of the Board                                                             Industries, Inc.
 of the Company and of                                                            Regency Realty
 Florida Rock Industries,                                                          Corporation
 Inc.                                                           Flowers Industries,
                                                                                   Inc.
                                                                                  American Heritage
                                                                                   Life Investment
                                                                                   Corporation

Thompson S Baker II                                  40         1994              Florida Rock
 Vice President of                                                                 Industries, Inc.
 Florida Rock
 Industries, Inc.

Radford D. Lovett                                    65         1989              Florida Rock
 Chairman of the Board of                                                          Industries, Inc.
 Commodores Point Terminal                                                        First Union
 Corp. (Marine Terminal)                                                           Corporation
                                                                                  Winn-Dixie Stores,
                                                                                   Inc.
                                                                                  American Heritage
                                                                                   Life Investment
                                                                                   Corporation

Martin E. Stein, Jr.                                 46         1992              Regency Realty
 Chairman and Chief                                                                Corporation
 Executive Officer of
 Regency Realty Corporation
 (a real estate investment
 trust)



     All of the directors have been employed in their respective positions for the past five years, except John D. Baker II. In February, 1996, John D. Baker II was elected to the additional position of Chief Executive Officer of Florida Rock Industries, Inc.

     Edward L. Baker and John D. Baker II are brothers. Thompson S. Baker II is the son of Edward L. Baker.

     See  "Compensation  Committee  Interlocks  and Insider  Participation"  and
"Certain Relationships and Related Transactions" for a discussion of other transactions including the relationships between the Company and Florida Rock Industries, Inc.

              Other Information About the Board and Its Committees

         Meetings. During the fiscal year ended September 30, 1998 the Company's Board of Directors held five meetings. Directors who are not employees of the Company are paid fees of $583.33 per month and $500 per directors' meeting attended. Additionally, each director who is not an employee of the Company has received options to buy 10,000 shares of the Company's common stock. Non-employee directors whose options are outstanding are Messrs. Paul, Stein, Winston and T. S. Baker II. Such options extend for a period of seven to ten years from the date of grant with an option price equal to 100% of the fair market value of shares of the Company's common stock on the dates of grant. Members of the Company's Audit and Compensation Committees receive $300 and the Chairman of each committee receives $500 for each committee meeting attended. See "Executive Compensation - Option Exercises and Fiscal Year-end Values" for information concerning directors who are executive officers.

     Executive Committee. Messrs. Edward L. Baker, John D. Baker II and John E. Anderson. To the extent permitted by law, the Executive Committee exercises the powers of the Board between the meetings of the Board of Directors. During fiscal 1998, the Executive Committee held no formal meetings, but acted on various resolutions by unanimous written consents.

     Audit Committee. Messrs. Ernest, Fichthorn, Knott, Lovett and Winston. The Audit Committee recommends the appointment of independent accountants to audit the Company's consolidated financial statements and to perform professional services related to the audit, meets with the independent accountants and reviews the scope and results of their audit, and reviews the fees charged by the independent auditors. The Committee also reviews the scope and results of internal audits. During fiscal 1998, the Audit Committee held three meetings.

     Compensation Committee. Messrs. Ernest, Lovett and Paul. The Committee determines the compensation for the Chief Executive Officer and reviews and approves compensation for other executive officers and certain other members of management. In addition, the Committee administers the Company's Stock Option Plans, subject to control of the Board of Directors, and the Management Incentive Compensation program. During fiscal 1997 the Compensation Committee held two meetings.

     The full Board of Directors acts as the Nomination Committee.

     During the last fiscal year, each of the directors attended 75% or more of all meetings of the Board and its Committees on which the director served, except for David H. deVilliers, Jr. and Robert H. Paul III, who attended 60% of such meetings.

                             Executive Compensation

     The executive officers of the Company, except John E. Anderson, John R. Mabbett III, Ish Copley and David H. deVilliers, Jr., receive their primary compensation from Florida Rock Industries, Inc. which provides administrative and other services to the Company under an agreement.

Summary Compensation Table

     The following table sets forth information concerning the compensation of the Company's Chief Executive Officer and of the three other executives whose salary and bonuses exceeded $100,000 in fiscal 1998 and who served in such capacities.


                                      Annual Compensation
                                                    Long Term    All Other
                                                     Compen-      Compen-
Name and Principal             Salary      Bonus     sation       sation
   Position              Year  ($)(a)     ($)(a)    Options(#)    ($)(b)

John E. Anderson         1998   287,750   87,000       -          4,500
 President and           1997   277,700   75,870       -          4,500
 Chief Executive         1996   265,850   72,306       -          4,500
 Officer

David H. deVilliers,     1998   175,750   72,000       -          4,680
 Jr.                     1997   161,000   48,900       -          4,500
 President of the        1996   153,750   46,500       -          5,428
 Company's Northern
 Real Estate Division

John R. Mabbett III      1998   155,420   18,787       -          4,507
 Vice President          1997   150,250     -          -          4,491
 and Secretary           1996   143,750     -          -          4,828
 and President of
 Florida Rock &
 Tank Lines, Inc.

Ish Copley               1998   128,125   19,500       -          4,680
 President of            1997   121,500   15,925       -          4,500
 SunBelt Transport       1996   117,625   35,550       -          4,460
 Inc., the Company's
 flatbed trucking
 operation

(a) Includes amounts deferred under the Company's Profit Sharing and Deferred Earnings Plan. Bonuses are accrued in the year earned and paid in the following year.

(b) Represents the Company's contribution to the Profit Sharing and Deferred Earnings Plan for the named individual.

Option Grants In Last Fiscal Year

     No stock options were granted to the executive officers named in the Summary Compensation Table during the fiscal year ended September 30, 1998.

Option Exercises and Fiscal Year-end Values

     The following table shows information with respect to stock options exercised during the fiscal year ended September 30, 1998 and the number and value of unexercised options held by each executive officer named in the Summary Compensation Table.


                                                                                   Value of
                                                                                 Unexercised
                                                   Number of                     In-The-Money
                                                  Unexercised                     Options at
                                                   Options at                   September 30,
                                                September 30, 1998                  1998 (1)
                   Shares
                  Acquired
                    on           Value         Exercis-       Unexercis-     Exercis-       Unexercis-
Name              Exercise      Realized       able(#)         able(#)        able($)         able($)
----              --------      --------       -------         -------        -------         -------


John E.             -              -           15,000         10,000          64,500         43,000
Anderson

David H.          10,000        213,500        9,000           6,000          36,000         24,000
deVilliers, Jr.

John R.           10,000        200,575        9,000           6,000          36,000         24,000
Mabbett, III

Ish Copley          -              -           25,000            -           100,000            -


(1) The closing price of the Company's common stock as reported on The Nasdaq Stock Market on September 30, 1998 $21.75 the exercise price was used in calculating the value of unexercised options.

Pension Plan

     The Company has a Management Security Plan (the "MSP Plan") for certain officers, including directors who are officers, and certain key employees. Benefit levels have been established on the basis of base compensation. The MSP Plan provides that in the event a participant dies prior to his retirement his beneficiary will receive twice the amount of such participant's benefit level in monthly payments for a period of 12 months and thereafter the benefit level in monthly payments for the next 168 months or until such time as such participant would have reached age 65, whichever is later. Upon reaching normal retirement age, a participant is entitled to receive twice the amount of his benefit level in equal monthly payments for 12 months and thereafter the benefit level until his death. If a participant dies after his retirement, his beneficiary, if any, will receive such participant's benefit for a period of 15 years from the date of the participant's retirement or until the death of the beneficiary, whichever occurs first. The annual retirement benefit levels in effect at September 30, 1998 were:

         John E. Anderson                                $145,000
         David H. deVilliers, Jr.                        $ 90,000
         John R. Mabbett III                             $ 78,325

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report and Shareholder Return Performance shall not be incorporated by reference into any such filings.


                          Compensation Committee Report

     The Compensation Committee of the Board of Directors ("the Committee") determines the compensation of the Chief Executive Officer and reviews and approves compensation of other officers and members of management reaching a salary level established by the Board. In addition, the Committee administers the Company's stock option plans, subject to control of the Board, and the Management Incentive Compensation program. The full Board must approve the recommendations of the Committee.

     The Committee's goals are to develop and maintain executive compensation programs that preserve and enhance shareholder value. Under the direction of the Committee, management has developed a compensation structure designed to compensate fairly executives for their performance and contribution to the Company, to attract and retain skilled and experienced personnel, to reward superior performance and to align executive and shareholder long-term interests.

     Base salary levels for executives are established taking into consideration business conditions, the Company's performance and industry compensation levels. The Chief Executive Officer's salary is based on these factors and his performance in leading the Company and its businesses.

     Both of the Company's operating groups, Transportation and Real Estate Development, have Management Incentive Compensation ("MIC") plans which provide an opportunity for additional compensation to officers and key employees. The purpose of the plans is to provide a direct financial incentive in the form of an annual cash bonus to participants to achieve their business unit's and the Company's goals and objectives. Potential MIC pools are computed based upon levels of annual income before tax achieved by the respective groups. The maximum amount of MIC in any year is limited to 10% of consolidated income before income taxes. Awards to individuals are based on their achieving annual predetermined objectives and the importance and degree of difficulty in achieving those objectives. Individual awards may not exceed 40% of the participant's base salary. Mr. Anderson participates in a similar MIC Plan whose pool calculation, purpose and annual cash award eligibility for performance against predetermined objectives are comparable to those utilized by the Company's Transportation and Real Estate Development groups. His maximum individual award may not exceed 50% of base salary.

     The Committee believes that long-term incentive compensation is critical in motivating and rewarding the creation of long-term shareholder value by linking the compensation provided to officers and other key management personnel with gains realized by the shareholders. The Company has now adopted a long term incentive program that, beginning in the fiscal year ending in 1998, will offer a performance unit plan to the Company's key management personnel, including the Chief Executive Officer, as well as continuing the Company's stock option program for the Company's officers and key management personnel. Under the stock option program, the vesting periods associated with stock options encourage option recipients to continue in the employ of the Company. All options granted have been granted at an option price equal to the fair market value of the Company's common stock on the date of grant. In subjectively determining the number of options to be granted to an individual, including the Chief Executive Officer, the Committee takes into account the individual's relative base salary, scope of responsibility and ability to affect both short and long term profits and add value to the Company. Under the newly adopted performance unit plan, participants can earn a cash bonus of up to 75% of the participant's base salary at the time of grant if three year performance goals are achieved. The initial performance goals established are unique to each participant and range from return on capital employed and average revenue growth to better property management and better performance in project development.

     This  report is  submitted  by the members of the  Compensation  Committee:
Radford D. Lovett, Chairman, Albert D. Ernest, Jr. and Robert H. Paul III.

           Compensation Committee Interlocks and Insider Participation

     Two members of the Compensation Committee, Messrs. Lovett and Ernest, are among the seven directors of the Company who are also directors of Florida Rock Industries, Inc. ("FRI"). The other five directors of both FRI and the Company who are not members of the Compensation Committee are Edward L. Baker, John D. Baker II, Thompson S. Baker II, Luke E. Fichthorn III and Francis X. Knott. The seven directors own approximately 40.5% of stock of the Company and 29.6% of the stock of FRI. Accordingly, the Bakers, who own approximately 39.4% of the stock of the Company and 29.2% of the stock of FRI, may be considered to be control persons of both the Company and FRI.

     Messrs. Edward L. Baker, Albert D. Ernest, Jr. and A. R. Carpenter (a director of FRI) are directors and members of the Compensation Committee of the Board of Directors of Regency Realty Corporation. Mr. Stein, who is Chairman and Chief Executive Officer of Regency Realty Corporation, is a director of the Company but not a member of its Compensation Committee.

     There were no other interlocks of executive officers or board members of the Company serving on the compensation or equivalent committee of another entity which has any director or executive officer serving on the Compensation Committee, other committees or Board of Directors of the Company.

                         Shareholder Return Performance

     The following graph compares the performance of the Company's common stock to that of the Total Return Index for The Nasdaq Stock Market - US Index and The Nasdaq Trucking and Transportation Stock Index for the period commencing September 30, 1993 and ending on September 30, 1998. The graph assumes that $100 was invested on September 30, 1993 in the Company's common stock and in each of the indices and assumes the reinvestment of dividends.


Index as of September 30

                               1993             1994           1995            1996            1997            1998


FRPP                            100            144.90          171.43          167.35          277.55          177.55
Nasdaq-US                       100            100.83          139.28          165.24          226.81          231.84
Nasdaq-T&T                      100            101.13          112.66          116.51          164.21          121.20
----------------------  -----------  ----------------  --------------  --------------  --------------  --------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Seven of the Company's directors (Edward L. Baker, John D. Baker II, Thompson S. Baker II, Albert D. Ernest, Jr., Luke E. Fichthorn III, Francis X. Knott and Radford D. Lovett) are directors of FRI. Such directors own approximately 30% of the stock of FRI and 41% of the stock of the Company. Accordingly, the Bakers, who own approximately 39% of the stock of the Company and 29% of the stock of FRI, may be considered to be control persons of both the Company and FRI. See "Compensation Committee Interlocks and Insider Participation" for further information on the relationship between the Company and FRI.

     The Company and FRI routinely are engaged in business together through the hauling by the Company of construction aggregates and other products for FRI and the leasing to FRI of construction aggregates mining and other properties. The Company has numerous aggregates hauling competitors at all terminal and mine sites and the rates charged are, accordingly, established by competitive conditions. Approximately 8.5% of the Company's revenue was attributed to FRI during fiscal year 1998.

     Mr. Fichthorn provided the Company with financial consulting and other services during fiscal 1998 for which he received $30,000.

     In the opinion of the Company, the terms, conditions, transactions and payments under the agreements with the persons described above were not less favorable to the Company than those which would have been available from unaffiliated persons.


               COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table and notes set forth the beneficial ownership of common stock of the company by each person known by the Company to own beneficially more than 5% of the common stock of the Company.

  NAME AND ADDRESS             AMOUNT AND NATURE            PERCENT
OF BENEFICIAL OWNER           BENEFICIAL OWNERSHIP          OF CLASS

Baker Investments, Ltd.
 P.O. Box 4667
 Jacksonville, FL 32201           1,061,521 (1)              30.6%

Royce & Associates, Inc.            251,500 (2)               7.3%
Royce Management Company             23,600 (2)                .7%
                                     -------               -------
 1414 Avenue of the Americas        274,100 (2)               8.0%
 New York, NY 10019

Wellington Management Company
 75 State Street
 Boston, MA  02109                   347,400 (3)             10.1%

First Union Corporation              197,144 (4)              5.7%
 One First Union Center
 Charlotte, NC  28288


(1) Baker Investments, Ltd. is a limited partnership in which Edward L. Baker and John D. Baker II are general partners and as such have shared voting and dispositive power over the shares owned by the partnership. Directly as general partners and through trusts which are limited partners, each of Edward L. Baker and John D. Baker II have a pecuniary interest in 353,840 shares. Ownership is reported as of October 31, 1998.

(2) Royce & Associates, Inc. ("Royce"), Royce Management Company ("RMC") and Charles M. Royce reported that they are members of a group pursuant to Securities and Exchange Commission Rule 13d-(1)(b)(ii)(H). Mr. Royce, who may be deemed to be a controlling person of Royce and RMC, does not own any shares outside of Royce and RMC and disclaims beneficial ownership of the shares held by Royce and RMC. Royce and RMC are investment advisers. Each has sole voting and dispositive power as to the shares shown. Ownership is reported as of February 4, 1998.

(3) Wellington Management Company is an investment advisor. Wellington reports shared voting power as to 144,000 shares and shared dispositive power as to 347,400 shares. Ownership is reported as of January 13, 1998.

(4) First Union Corporation is a parent holding company and reports sole voting power as to 197,144 shares, sole dispositive power as to 55,874 shares and shared dispositive power as to 140,770 shares. Ownership is reported as of February 11, 1998. Radford D. Lovett, a director of the Company, is also a director of First Union Corporation. Mr. Lovett disclaims any right to exercise any voting or dispositive powers with respect to these shares.

                COMMON STOCK OWNERSHIP BY DIRECTORS AND OFFICERS

     The following table and notes set forth the beneficial ownership of common stock of the Company by each director and by all officers and directors of the Company as a group as of October 30, 1998 and also includes shares held under options which are exercisable within 60 days of December 14, 1998.


                                AMOUNT AND NATURE            PERCENT
NAME OF DIRECTOR              BENEFICIAL OWNERSHIP           OF CLASS

John E. Anderson                 40,806                         *
Edward L. Baker                 815,243 (1)(2)(3)              22.8%
John D. Baker II                564,314 (1)(2)(4)(5)           15.8%
Thompson S. Baker II             28,168 (1)                     *
Ish Copley                       25,100                         *
David H. deVilliers, Jr.         15,250                         *
Albert D. Ernest, Jr.               100                         *
Luke E. Fichthorn III            18,043 (6)                     *
Francis X. Knott                  5,200                         *
Radford D. Lovett                17,200                         *
John R. Mabbett III              16,500                         *
Robert H. Paul III               11,000                         *
Martin E. Stein, Jr.             52,300 (5)                     1.5%
James H. Winston                 11,000                         *

All Directors and
Officers as a group
(16 people)                   1,620,724                        45.3%

*Less than 1%


     The following table includes shares of the Company held under Florida Rock Industries, Inc.'s Tax Reduction Act Employee Stock Ownership Plan ("TRAESOP") as to which the named director has sole voting power, and shares held under options which are exercisable within 60 days of December 14, 1998:

                           SHARES UNDER TRAESOP     SHARES UNDER OPTION

John E. Anderson                  -                     20,000
Edward L. Baker                  2,542                    -
John D. Baker II                 1,549                    -
Thompson S. Baker II                 7                  10,000
Ish Copley                        -                     25,000
David H. deVilliers, Jr.          -                     12,000
John R. Mabbett III               -                     12,000
Robert H. Paul III                -                     10,000
Martin E. Stein, Jr.              -                     10,000
James H. Winston                  -                     10,000

All directors and
officers as a group              4,098                 109,000

(1) Edward L. Baker, John D. Baker II and Thompson S. Baker II may be considered to be control persons of the Company.

(2) Shares shown opposite the name of Edward L. Baker include 353,840 shares owned by Baker Investments, Ltd. See note (1) on page 13. Such shares are excluded from those shown opposite the names of John D. Baker II.

(3) Includes 74,053 shares held by Edward L. Baker as trustee for the children of John D. Baker II, as to which Edward L. Baker has sole dispositive and voting power but disclaims any beneficial interest. Such shares are excluded from those shown opposite the name of John D. Baker II.

(4) Includes 700 shares owned by Mrs. John D. Baker II, as to which he disclaims any beneficial interest.

(5) Regency Square II, a Florida general partnership, owns 40,300 shares of the Company. Martin E. Stein, Jr., as a partner, holds a 2.5248% interest in the partnership. Trust B under the will of Martin E. Stein, deceased, as a partner, holds a 46.2128% interest in the partnership. John D. Baker II is a co-trustee of the trust of Martin E. Stein, deceased, and as such has a one-third shared voting and dispositive power as to the trust. Martin E. Stein, Jr. has a beneficial interest in the trust and, together with his two brothers, acting jointly as co-trustees, has a one-third shared voting and dispositive power as to the trust. The partnership's shares in the Company are excluded from the total shown for John D. Baker II, who disclaims any pecuniary or beneficial interest in such shares, but are included in the total shown for Mr. Stein, Jr.

(6) Includes 100 shares owned by Mrs. Fichthorn and 1,000 shares owned by Mr. Fichthorn's children, as to which he disclaims any beneficial interest.

                              INDEPENDENT AUDITORS

     The Board of Directors has selected Deloitte & Touche LLP as independent certified public accountants to examine the consolidated financial statements of the Company for fiscal 1999. Representatives of Deloitte & Touche LLP are expected to be present at the shareholders' meeting with the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.


                              SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be included in the Company's proxy statement and form of proxy relating to the 2000 Annual Meeting must be delivered in writing to the principal executive offices of the Company no later than August 20, 1999. The inclusion of any proposal will be subject to the applicable rules of the Securities and Exchange Commission.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and beneficial owners of 10% or more of the Company's outstanding common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission, The Nasdaq Stock Market and the Company. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes all persons subject to these reporting requirements filed the required reports on a timely basis, except for David H. deVilliers, Jr. Mr. deVilliers filed a Form 5, as he did not report timely the exercise and sale of non-qualified stock options granted under the Company's stock option program.


                              COST OF SOLICITATION

     The cost of solicitation of proxies will be borne by the Company, including expenses in connection with the preparation and mailing of this proxy statement. The Company will reimburse brokers and nominees their reasonable expenses for sending proxy material to principals and obtaining their proxies. In addition to solicitation by mail, proxies may be solicited in person or by telephone or other electronic means by directors, officers and other employees of the Company.

                                  OTHER MATTERS

     The Board of Directors does not know of any other matters to come before the meeting. However, if any other matters come before the meeting, the persons named in the enclosed form of proxy or their substitutes will vote said proxy in respect of any such matters in accordance with their best judgment pursuant to the discretionary authority conferred thereby.


                                           BY ORDER OF THE BOARD OF DIRECTORS



December 14, 1998                                 John R. Mabbett III
                                                       Secretary






                    PLEASE RETURN THE ENCLOSED FORM OF PROXY,
                   DATED AND SIGNED, IN THE ENCLOSED ADDRESSED
                      ENVELOPE, WHICH REQUIRES NO POSTAGE.

SHAREHOLDERS MAY RECEIVE WITHOUT CHARGE A COPY OF FRP PROPERTIES, INC.'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES BY WRITING TO THE TREASURER AT POST OFFICE BOX 4667, JACKSONVILLE, FLORIDA 32201.

                              FRP PROPERTIES, INC.
                      PROXY SOLICITED BY BOARD OF DIRECTORS

       FOR THE ANNUAL MEETING OF SHAREHOLDERS CALLED FOR FEBRUARY 3, 1999


     The undersigned hereby appoints Edward L. Baker and John D. Baker II, or either of them, the attorneys, agents and proxies of the undersigned with full power of substitution to vote all the shares of common stock of FRP Properties, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the general offices of the Company, 155 East 21st Street, Jacksonville, Florida on February 3, 1999, at 2 o'clock in the afternoon, and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present. Without limiting the general authorization and power hereby given, the above proxies are directed to vote as instructed on the matters below:

1. Election of three (3) directors

   / /  FOR all nominees listed below        / /  WITHHOLD AUTHORITY to vote
        (except as marked to the contrary         for all nominees listed below
        below) to vote for all nominees
        listed below




           Francis X. Knott, John R. Mabbett, III and James H. Winston

         To withhold authority to vote for any individual nominee, write that nominee's name in the space provided.

       -------------------------------------------------------------------


2. To transact such other business as may properly come before the meeting or any adjournments thereof.

                   (Continued and to be signed on other side)
       - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


     The undersigned hereby revokes any proxy heretofore given with respect to said stock, acknowledges receipt of the Notice and the Proxy Statement for the meeting accompanying this proxy, each dated December 14, 1998, and authorizes and confirms all that the said proxies or their substitutes, or any of them, may do by virtue hereof.


                   Dated:____________________________, 199___

                   ------------------------------------------
                                  Signature

                   ------------------------------------------
                            Signature, if held jointly


                    IMPORTANT: Please date this proxy and sign exactly as your name or names appear(s) hereon. If the stock is held jointly, signatures should include both names. Personal representatives, trustees, guardians and others signing in a representative capacity should give full title. If you attend the meeting you may, if you wish, withdraw your proxy and vote in person.

              PLEASE RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE.